UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

February 1, 2006

PDL BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 1, 2006, PDL BioPharma, Inc. (the “Company”) entered into an Amended and Restated Consulting Agreement effective as of January 2, 2006 (the “Agreement”) with Cary L. Queen, Ph.D., a member of the Board of Directors of the Company. The Agreement is a continuation of the Company’s original Consulting Agreement with Dr. Queen dated as of January 2, 2004. Pursuant to the Agreement, Dr. Queen will continue to advise the Company on patent matters and on the Queen, et. al. family of humanization patents in particular. For his services, Dr. Queen will receive $100,000 per annum, paid quarterly, and the continued vesting of certain previous Company stock option grants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2006

PDL BIOPHARMA, INC.

By:	/s/ Mark McDade
Mark McDade
Chief Executive Officer

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